Berkshire Hills Reports 46% Growth in Second Quarter Net Income
and Continued Favorable Asset Quality Improvement;
Earnings Growth Outlook Improves;
Two New Branch Openings Planned for Albany Region;
Dividend Declared

Pittsfield, MA – July 21, 2010 – Berkshire Hills Bancorp (BHLB) reported net income of $3.4 million, or $0.25 per share, in the second quarter of 2010.  This was a 46% increase over second quarter net income of $2.3 million in 2009 due to positive operating leverage resulting primarily from strong revenue growth.  For the first half of the year, Berkshire reported net income of $6.7 million, or $0.49 per share, in 2010.  This was a 9% increase over first half net income of $6.2 million in 2009.

The Company’s earnings per share in 2009 were reduced by a one-time preferred stock deemed dividend which had no impact on cash or stockholders’ equity.  As a result, the Company reported a 2009 second quarter loss of $0.08 per share and first half earnings of $0.18 per share.  Adjusted for the deemed dividend and other non-core items in 2009, Berkshire reported a 67% increase in second quarter core earnings per share and a 17% increase in first half core earnings per share in 2010, compared to 2009.

SECOND QUARTER FINANCIAL HIGHLIGHTS (revenue and expense comparisons are to prior year second quarter, unless otherwise noted)

•	12% growth in core revenue (7% growth including non-core items)
•	13% growth in net interest income, and 13% annualized growth compared to the prior quarter
•	18% growth in fee income
•	16% annualized growth in commercial loans
•	3.25% net interest margin, compared to 2.91% in the prior year second quarter
•	$5 million decrease (22%) in nonperforming assets to 0.71% of total assets
•	0.44% annualized net loan charge-offs/average loans
•	0.21% ratio of accruing delinquent loans/total loans – lowest since 2005
•	193% ratio of the loan loss allowance to non-accruing loans

BHLB – Berkshire Hills Bancorp	Page 1	www.berkshirebank.com

Michael P. Daly, President and Chief Executive Officer, stated, “We continue to generate positive earnings momentum as a result of double digit growth in both net interest income and fee income.  Commercial loans grew strongly, including market share gains and the contribution of our new asset based lending group.  Our problem assets, delinquent loans, and net charge-offs have declined and are all at favorable levels compared to industry averages.  Our total New York region deposits increased at a 28% annualized rate during the second quarter, reaching $311 million at mid-year.  We are opening two new branches in that region in the second half of this year and we expect that deposit growth in New York and from our new Springfield private banking group will continue to provide strong funding support for our loan growth.”

Mr. Daly concluded, “All major components of our operating strategy accelerated to produce positive operating leverage.  The resulting strong growth in earnings per share continues to be a key focus as we provide more services in our role as the largest locally headquartered regional bank.  This summer, we are also rolling out enhanced course offerings at America’s Most Exciting Bank University, which is an initiative to further empower our team members to live the brand promise which is a cornerstone of our business success.  Our team’s response has been overwhelming.  The building and shaping of a brand and culture takes place over a period of years, and I believe that there will be significant long run benefit to our franchise from these current initiatives.”

DIVIDEND DECLARED

The Board of Directors maintained the cash dividend on Berkshire’s common stock, declaring a dividend of $0.16 per share to stockholders of record at the close of business on August 5, 2010 and payable on August 19, 2010.

OUTLOOK

Berkshire exceeded its earnings guidance for the first two quarters of the year.  Based on its current outlook, the Company projects full year 2010 core earnings per share in the range of $0.95 - $1.00, which is increased from the range of $0.85 - $0.95 that the Company provided at the beginning of the year.  Of note, earnings of $0.49 per share in the first half of the year included seasonal insurance contingency fee income of approximately $0.10 per share after-tax.  Results in 2010 include start-up net operating costs of new business lines in asset based lending and private banking, along with start-up costs of the two new branches planned in the second half of the year.

Berkshire is targeting to increase the annual run rate of earnings per share to $2.00 by the end of 2012.  The Company endeavors to make appropriate progress towards that goal through the rest of 2010 and 2011.  Berkshire expects to continue to benefit from positive operating leverage as a result of revenue growth and expense control.  Revenue growth is targeted to include organic growth, as well as contributions from the new asset based lending and private banking business lines, along with growth in the New York region.  Berkshire also expects to benefit from improved pricing and market conditions in its integrated services of wealth management and insurance.

BHLB – Berkshire Hills Bancorp	Page 2	www.berkshirebank.com

NEW BRANCHES

Berkshire will be adding two branches to its existing ten branch network in its New York region.  A new branch at 979 Central Avenue in Albany is expected to open in August, and a new branch at 628 New Loudon Road in Latham is targeted to open in November.  The Central Avenue location is adjacent to Home Depot and will be the Bank’s second branch in the city of Albany.  The Latham branch is currently under construction; it is located north of Hoffman’s Playland and is well situated to serve this large northern suburb of Albany.

Both branches will utilize automated cash handling equipment to free Berkshire team members to have more interaction with customers at service kiosks.  The branches will also have cafes and will sell netbooks to promote online banking.  Both branches will have community rooms packed with technology and visual elements which are available free of charge for community functions and teleconferences.  Berkshire Bank’s community rooms reflect its emphasis on customer and community engagement; they have been well received and are an important element in building strong branch traffic.

Berkshire plans to double its branch locations in the New York Capital Region over the next several years.   Berkshire’s Executive Vice President of Retail Banking, Sean Gray, stated, “Our distinctive brand and branch design provide an exciting environment for our customers and communities.  These two new branches will expand our franchise and are well located to serve their immediate areas and our growing customer base in the region.  We are moving forward with our expansion as an important financial provider for this important and dynamic northeastern market.”

FINANCIAL CONDITION

Total assets remained steady at $2.7 billion in the most recent quarter.  Total loans increased by $39 million at an 8% annualized rate due primarily to a $42 million increase in commercial loans, which grew at a 16% annualized rate.  Commercial loan growth was primarily related to new borrowers operating nursing homes and social services agencies, along with new asset based lending relationships.  Total mortgage and consumer loans declined slightly as a result of continuing planned runoff of indirect auto loans.  For the first six months of the year, total loans grew by $58 million (6% annualized) including the $42 million in second quarter commercial loan growth and $32 million in residential mortgages purchased in the first quarter.

All major asset performance indicators improved in the second quarter and were at  comparatively favorable levels in accordance with the Company’s plan at the start of the year.  Nonperforming assets decreased by $5 million to $19 million (0.71% of total assets) primarily due to $3 million of collections on targeted commercial loans.  Total mortgage and consumer nonperforming loans decreased to the lowest level in several quarters.  Net loan charge-offs annualized declined to 0.44% of total loans.  Total accruing delinquent loans were a low 0.21% of total loans, the lowest quarter-end result since 2005.

BHLB – Berkshire Hills Bancorp	Page 3	www.berkshirebank.com

Total deposits increased by $53 million (5% annualized) in the first half of the year, with most of this growth coming in the first quarter.   This growth included $24 million in the New York region (17% annualized growth) and $22 million from the new private banking team in the Springfield market.  Growth has been focused on money market deposit accounts, which are more relationship based and which increased by $73 million, at a 27% annualized rate.  The cost of deposits continued to decrease, falling to 1.33% in the most recent quarter, compared to 1.39% in the prior quarter.  The loan/deposit ratio increased slightly to 99% from 97% during the quarter and continued to demonstrate the Bank’s strong liquidity.

Stockholders’ equity has remained at $385 million through the first half of the year.  Capital ratios declined slightly but remain strong, with mid-year tangible equity/assets measuring 8.2% and total equity/assets measuring 14.0%.

RESULTS OF OPERATIONS

Second quarter net income of $3.4 million in 2010 was 46% higher than the $2.3 million reported in 2009.  This reflected the positive operating leverage from higher revenues and limited expense growth.  Net income per share was $0.25 in 2010 compared to a loss of $0.08 in 2009.  Results in 2009 reflected a one-time non-cash deemed dividend on the repayment of preferred stock, as well as other charges for preferred dividends and accretion.  Core earnings per share of $0.15 in 2009 were adjusted for this deemed dividend and other second quarter events, including the termination of a merger agreement.  Berkshire’s second quarter core earnings per share of $0.25 in 2010 represents a 67% increase over 2009 core results, despite the dilutive impact of a 7% increase in average diluted shares outstanding from a stock offering last year.  Adjusting for a $0.02 per share after-tax seasonal decline in insurance contingency fee income, second quarter 2010 EPS of $0.25 also represented a strong 55% annualized growth rate compared to linked quarter results.

Second quarter total core revenue increased by 12% in 2010 compared to 2009.  Since 2009 results included non-core items primarily related to the merger termination, total net revenue increased by 7% on a GAAP basis.  The $2.9 million increase in core revenue included a $2.1 million increase in net-interest income and a $1.3 million increase in banking fees for deposits, loans, and interest rate swaps.

Second quarter net interest income increased by 13% in 2010 compared to 2009, and it increased at a 13% annualized rate compared to the linked quarter.  Growth compared to last year was primarily due to the improvement in the net interest margin to 3.25% from 2.91%.  The Company has continued to manage down its funding costs to support the net interest margin in the present low interest rate environment. The improvement over the linked quarter included the benefit of a 7% annualized increase in average earning assets as a result of loan growth.  For the first half of the year, net interest income increased by 8% in 2010 compared to 2009.

BHLB – Berkshire Hills Bancorp	Page 4	www.berkshirebank.com

Second quarter fee income increased by 18% from year-to-year due to improved banking fee revenue for deposits, loans, and interest rate swaps.  These banking fees grew at a 19% annualized rate compared to the linked quarter.  Other non-interest income declined in the most recent quarter due to changes in the fair value of interest rate swaps as a result of low interest rates.  Fee income in the first half of the year includes seasonal insurance contingency revenues, which declined in the first quarter due to lower payouts by major carriers.  Reflecting this, fee income growth for the first half of the year measured 6%.  First half non-interest income provided 31% of total net revenues, reflecting the Company’s ongoing emphasis on building non-interest revenue sources.

The second quarter loan loss provision was flat at $2.2 million in both years, and net loan charge-offs were also $2.2 million in both years.  The mid-year loan loss allowance measured 1.58% of total loans and improved to 193% of non-accruing loans as a result of the improvement in non-accruing loans.  For the first half of the year, the provision decreased slightly by $0.2 million.

Second quarter non-interest expense was flat from year-to-year.  Results in 2009 included non-core items and a $1.3 million special FDIC insurance assessment.  In addition to business growth, compensation related expense increases included the restoration of incentive compensation and a decrease in compensation costs charged against fee income related to loan sales.  For the first half of the year, non-interest expense was up 5% from year-to-year.  The second quarter effective income tax rate was 26% in 2010, compared to 21% in 2009.  The first half effective tax rate was 24% in 2010 and 26% in 2009.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Thursday, July 22, 2010 to discuss the results for the quarter and guidance about expected future results. Information about the conference call follows:

Dial-in:                                           800-860-2442
Webcast:                                           www.berkshirebank.com (Investor Relations link)

A telephone replay of the call will be available through August 5, 2010 by calling 877-344-7529 and entering conference number: 441781. The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting BankSM– the largest locally headquartered regional bank. The Company has $2.7 billion in assets and provides services through 45 offices in Massachusetts, New York, and Vermont.  For more information, visit www.berkshirebank.com or call 800-773-5601.

BHLB – Berkshire Hills Bancorp	Page 5	www.berkshirebank.com

FORWARD LOOKING STATEMENTS

Statements in this news release regarding Berkshire Hills Bancorp that are not historical facts are “forward-looking statements”.  These statements reflect management’s views of future events, and involve risks and uncertainties.  For a discussion of factors that could cause actual results to differ materially from expectations, see “Forward Looking Statements” in the Company’s 2009 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the Securities and Exchange Commission’s Internet website (www.sec.gov) and to which reference is hereby made.  Actual future results may differ significantly from results discussed in these forward-looking statements, and undue reliance should not be placed on such statements.  Except as required by law, the Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs.  Similarly, the efficiency ratio is also adjusted for these non-core items.  Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of shareholders.  The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.  In the first quarter of 2009, the Company adjusted core earnings per share and core return on tangible common equity to be net of preferred stock dividends.  These measures were not adjusted in this manner in the second quarter of 2009.  The second quarter deemed dividend was a nonrecurring non-cash charge with no impact on stockholders’ equity and did not reflect a core economic event in the Company’s view.   Additionally, the Company held cash at near-zero interest rates in the second quarter while it awaited the approval of the U.S. Treasury to repay the preferred stock.  Accordingly, the preferred stock cash dividend and accretion charges were viewed by the Company as non-core one-time charges against income available to common stockholders related to the process of repaying the preferred stock.  Other significant non-GAAP adjustments in 2009 related to a terminated merger agreement, borrowings prepayments, and the termination of an interest rate swap.

# # #

BHLB – Berkshire Hills Bancorp	Page 6	www.berkshirebank.com

CONTACTS

Investor Relations Contact
David H. Gonci
Investor Relations Officer
413-281-1973

Media Contact
Fedelina Madrid
Vice President, Senior Marketing Officer
413-236-3733

BHLB – Berkshire Hills Bancorp	Page 7	www.berkshirebank.com

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	June 30,	March 31,	December 31,
(In thousands)	2010	2010	2009
Assets
Cash and due from banks	$27,931	$23,880	$25,770
Short-term investments	14,317	2,697	6,838

Trading security	16,914	15,816	15,880
Securities available for sale, at fair value	296,206	313,968	324,345
Securities held to maturity, at amortized cost	58,618	62,811	57,621
Federal Home Loan Bank stock and other restricted securities	23,120	23,120	23,120
Total securities	394,858	415,715	420,966

Loans held for sale	3,156	1,874	4,146

Residential mortgages	638,439	635,614	609,007
Commercial mortgages	890,494	862,209	851,828
Commercial business loans	191,277	177,532	186,044
Consumer loans	299,771	305,986	314,779
Total loans	2,019,981	1,981,341	1,961,658
Less: Allowance for loan losses	(31,848)	(31,829)	(31,816)
Net loans	1,988,133	1,949,512	1,929,842

Premises and equipment, net	37,914	37,396	37,390
Other real estate owned	2,900	3,250	30
Goodwill	161,725	161,725	161,725
Other intangible assets	12,840	13,608	14,375
Cash surrender value of bank-owned life insurance	35,270	34,973	36,904
Other assets	68,484	60,829	62,438
Total assets	$2,747,528	$2,705,459	$2,700,424

Liabilities and stockholders' equity
Demand deposits	$276,149	$272,409	$276,587
NOW deposits	187,401	195,848	197,176
Money market deposits	605,529	582,006	532,840
Savings deposits	217,977	237,454	208,597
Total non-maturity deposits	1,287,056	1,287,717	1,215,200
Time deposits	753,115	749,576	771,562
Total deposits	2,040,171	2,037,293	1,986,762

Borrowings	269,817	241,577	291,204
Junior subordinated debentures	15,464	15,464	15,464
Other liabilities	37,449	25,804	22,413
Total liabilities	2,362,901	2,320,138	2,315,843

Total stockholders' equity	384,627	385,321	384,581

Total liabilities and stockholders' equity	$2,747,528	$2,705,459	$2,700,424

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

	LOAN ANALYSIS

	June 30, 2010	March 31, 2010	December 31, 2009	Annualized Growth %
(Dollars in millions)	Balance	Balance	Balance	Quarter ended June 30, 2010	Year to date

Total residential mortgages	$ 638	$ 636	$ 609	2%	10%

Commercial mortgages:
Construction	108	105	111	10	(5)
Single and multi-family	81	80	81	6	1
Commercial real estate	701	677	660	14	12
Total commercial mortgages	890	862	852	13	9

Commercial business loans:
Asset based lending	23	13	-	308	N/M
Other commercial business loans	169	164	186	11	(18)
Total commercial business loans	192	177	186	33	6

Total commercial loans	1,082	1,039	1,038	16	9

Consumer loans:
Auto	53	63	75	(64)	(58)
Home equity and other	247	243	240	7	6
Total consumer loans	300	306	315	(8)	(10)
Total loans	$ 2,020	$ 1,981	$ 1,962	8%	6%

	DEPOSIT ANALYSIS

	June 30, 2010	March 31, 2010	December 31, 2009	Annualized Growth %
(Dollars in millions)	Balance	Balance	Balance	Quarter ended June 30, 2010	Year to date
Demand	$ 276	$ 272	$ 277	6%	(1)%
NOW	187	196	197	(18)	(10)
Money market	606	582	533	16	27
Savings	218	237	208	(32)	10
Total non-maturity deposits	1,287	1,287	1,215	-	12

Time less than $100,000	381	380	382	1	(1)
Time $100,000 or more	372	370	390	3	(9)
Total time deposits	753	750	772	2	(5)
Total deposits	$ 2,040	$ 2,037	$ 1,987	1%	5%

N/M - Not Meaningful
(1) Quarterly data may not sum to annualized data due to rounding.

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2010	2009	2010	2009
Interest and dividend income
Loans	$24,490	$25,370	$48,437	$51,802
Securities and other	3,473	3,395	7,008	6,843
Total interest and dividend income	27,963	28,765	55,445	58,645
Interest expense
Deposits	6,787	8,677	13,683	17,150
Borrowings and junior subordinated debentures	2,305	3,364	4,594	7,060
Total interest expense	9,092	12,041	18,277	24,210
Net interest income	18,871	16,724	37,168	34,435
Non-interest income
Deposit, loan and interest rate swap fees	3,575	2,307	6,991	4,934
Insurance commissions and fees	3,197	3,274	6,670	7,843
Wealth management fees	1,140	1,113	2,316	2,302
Total fee income	7,912	6,694	15,977	15,079
Other	51	468	484	820
Gain on sale of securities, net	-	3	-	1
Non-recurring income	-	1,240	-	1,177
Total non-interest income	7,963	8,405	16,461	17,077
Total net revenue	26,834	25,129	53,629	51,512
Provision for loan losses	2,200	2,200	4,526	4,700
Non-interest expense
Compensation and benefits	10,960	8,902	21,957	18,254
Occupancy and equipment	2,963	2,859	5,998	5,987
Technology and communications	1,373	1,370	2,756	2,655
Marketing and professional services	1,116	1,121	2,413	2,461
Supplies, postage and delivery	542	689	1,115	1,384
FDIC premiums and assessments	874	2,387	1,647	3,079
Other real estate owned	-	19	27	161
Amortization of intangible assets	768	833	1,536	1,666
Non-recurring expenses	-	601	21	601
Other	1,432	1,197	2,750	2,183
Total non-interest expense	20,028	19,978	40,220	38,431

Income before income taxes	4,606	2,951	8,883	8,381
Income tax expense	1,198	620	2,139	2,167
Net income	$3,408	$2,331	$6,744	$6,214

Less: Cumulative preferred stock dividend and accretion	-	393	-	1,030
Less: Deemed dividend from preferred stock repayment	-	2,954	-	2,954
Net income (loss) available to common stockholders	$3,408	$(1,016)	$6,744	$2,230

Basic earnings (loss) per common share	$0.25	$(0.08)	$0.49	$0.18
Diluted earnings (loss) per common share	$0.25	$(0.08)	$0.49	$0.18

Weighted average common shares outstanding
Basic	13,856	12,946	13,845	12,556
Diluted	13,894	12,946	13,875	12,593

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2010	2010	2009	2009	2009
Interest and dividend income
Loans	$24,490	$23,947	$24,869	$25,034	$25,370
Securities and other	3,473	3,535	3,502	3,426	3,395
Total interest and dividend income	27,963	27,482	28,371	28,460	28,765
Interest expense
Deposits	6,787	6,896	7,419	8,045	8,677
Borrowings and junior subordinated debentures	2,305	2,289	2,956	3,250	3,364
Total interest expense	9,092	9,185	10,375	11,295	12,041
Net interest income	18,871	18,297	17,996	17,165	16,724
Non-interest income
Deposit, loan and interest rate swap fees	3,575	3,416	2,978	3,286	2,307
Insurance commissions and fees	3,197	3,473	1,991	2,337	3,274
Wealth management fees	1,140	1,176	1,141	1,369	1,113
Total fee income	7,912	8,065	6,110	6,992	6,694
Other	51	433	613	272	468
(Loss) gain on sale of securities, net	-	-	-	(5)	3
Non-recurring (loss) income	-	-	(2,071)	1	1,240
Total non-interest income	7,963	8,498	4,652	7,260	8,405
Total net revenue	26,834	26,795	22,648	24,425	25,129
Provision for loan losses	2,200	2,326	38,730	4,300	2,200
Non-interest expense
Compensation and benefits	10,960	10,997	10,269	9,757	8,902
Occupancy and equipment	2,963	3,035	2,953	2,674	2,859
Technology and communications	1,373	1,383	1,440	1,371	1,370
Marketing and professional services	1,116	1,297	2,643	1,446	1,121
Supplies, postage and delivery	542	573	523	702	689
FDIC premiums and assessments	874	773	796	669	2,387
Other real estate owned	-	27	104	15	19
Amortization of intangible assets	768	768	779	833	833
Non-recurring expenses	-	21	-	-	601
Other	1,432	1,318	1,689	1,477	1,197
Total non-interest expense	20,028	20,192	21,196	18,944	19,978

Income (loss) before income taxes	4,606	4,277	(37,278)	1,181	2,951
Income tax expense (benefit)	1,198	941	(13,075)	(741)	620
Net income (loss)	$3,408	$3,336	$(24,203)	$1,922	$2,331

Less: Cumulative preferred stock dividend and accretion	-	-	-	-	393
Less: Deemed dividend from preferred stock repayment	-	-	-	-	2,954
Net income (loss) available to common stockholders	$3,408	$3,336	$(24,203)	$1,922	$(1,016)

Basic earnings (loss) per common share	$0.25	$0.24	$(1.75)	$0.14	$(0.08)
Diluted earnings (loss) per common share	$0.25	$0.24	$(1.75)	$0.14	$(0.08)

Weighted average common shares outstanding
Basic	13,856	13,829	13,817	13,806	12,946
Diluted	13,894	13,858	13,817	13,857	12,946

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2010	2010	2009	2009	2009
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$2,251	$3,289	$3,304	$2,399	$2,396
Commercial mortgages	11,049	14,433	31,917	17,077	6,087
Commercial business loans	2,731	3,211	3,115	2,041	1,442
Consumer loans	498	672	364	1,089	1,326
Total non-accruing loans	16,529	21,605	38,700	22,606	11,251
Other real estate owned	2,900	3,250	30	130	130
Total non-performing assets	$19,429	$24,855	$38,730	$22,736	$11,381

Total non-accruing loans/total loans	0.82%	1.09%	1.97%	1.14%	0.57%
Total non-performing assets/total assets	0.71%	0.92%	1.43%	0.85%	0.42%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$31,829	$31,816	$24,297	$22,917	$22,903
Charged-off loans	(2,502)	(3,846)	(31,254)	(2,955)	(2,291)
Recoveries on charged-off loans	321	1,533	43	35	105
Net loans charged-off	(2,181)	(2,313)	(31,211)	(2,920)	(2,186)
Provision for loan losses	2,200	2,326	38,730	4,300	2,200
Balance at end of period	$31,848	$31,829	$31,816	$24,297	$22,917

Allowance for loan losses/total loans	1.58%	1.61%	1.62%	1.22%	1.16%
Allowance for loan losses/non-accruing loans	193%	147%	82%	107%	204%

NET LOAN CHARGE-OFFS
Residential mortgages	$32	$56	$(1,873)	$-	$(27)
Commercial mortgages	(1,474)	(2,584)	(23,024)	(2,348)	(755)
Commercial business loans	(485)	571	(4,864)	(72)	(795)
Auto	(237)	(275)	(491)	(443)	(608)
Home equity and other	(17)	(81)	(959)	(57)	(1)
Total, net	$(2,181)	$(2,313)	$(31,211)	$(2,920)	$(2,186)

Net charge-offs (current quarter annualized)/average loans	0.44%	0.47%	6.21%	0.59%	0.45%
Net charge-offs (YTD annualized)/average loans	0.46%	0.47%	1.99%	0.52%	0.48%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.20%	0.30%	0.35%	0.34%	0.63%
90+ Days delinquent and still accruing	0.01%	0.01%	0.01%	0.08%	0.03%
Total accruing delinquent loans	0.21%	0.31%	0.36%	0.42%	0.66%

Non-accruing loans	0.82%	1.09%	1.97%	1.14%	0.57%
Total delinquent and non-accruing loans	1.03%	1.40%	2.33%	1.56%	1.23%

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

At or for the Quarters Ended
June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
2010	2010	2009	2009	2009

PERFORMANCE RATIOS
Core return on tangible assets	0.66%	0.66%	(3.49	) %	0.44%	0.45%
Return on total assets	0.50	0.50	(3.55)	0.29	0.35
Core return on tangible common equity	7.84	7.76	(37.31)	4.70	5.23
Return on total common equity	3.51	3.44	(23.26)	1.86	2.38
Net interest margin, fully taxable equivalent	3.25	3.24	3.05	2.96	2.91
Non-interest income to assets	1.17	1.27	0.68	1.08	1.26
Non-interest income to net revenue	29.68	31.71	20.54	29.72	33.45
Non-interest expense to assets	2.95	3.02	3.11	2.82	2.99
Efficiency ratio	69.97	70.71	80.61	72.49	75.85

GROWTH
Total commercial loans, year-to-date (annualized)	9%	-%	5%	7%	5%
Total loans, year-to-date (annualized)	6	4	(2)	(1)	(4)
Total deposits, year-to-date (annualized)	5	10	9	10	13
Total net revenues, year-to-date, compared to prior year	4	2	(8)	(7)	(6)
Earnings per share, year-to-date, compared to prior year	172	(11)	N/M	(81)	(84)

FINANCIAL DATA (In millions)
Total assets	$2,748	$2,705	$2,700	$2,681	$2,681
Total loans	2,020	1,981	1,962	1,986	1,969
Allowance for loan losses	32	32	32	24	23
Total intangible assets	175	175	176	177	178
Total deposits	2,040	2,037	1,987	1,967	1,951
Total common stockholders' equity	385	385	385	410	408
Total core income (loss)	3.4	3.3	(23.0)	1.9	2.0
Total net income (loss)	3.4	3.3	(24.2)	1.9	2.3

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.44%	0.47%	6.21%	0.59%	0.45%
Non-performing assets/total assets	0.71	0.92	1.43	0.85	0.42
Allowance for loan losses/total loans	1.58	1.61	1.62	1.22	1.16
Allowance for loan losses/non-accruing loans	1.93	x	1.47	x	0.82	x	1.07	x	2.04	x

PER COMMON SHARE DATA
Core earnings (loss), diluted	$0.25	$0.24	$(1.66)	$0.14	$0.15
Net earnings (loss), diluted	0.25	0.24	(1.75)	0.14	(0.08)
Tangible common book value	14.96	14.97	14.98	16.76	16.52
Total common book value	27.40	27.47	27.64	29.46	29.29
Market price at period end	19.48	18.33	20.68	21.94	20.78
Dividends	0.16	0.16	0.16	0.16	0.16

CAPITAL RATIOS
Common stockholders' equity to total assets	14.00%	14.24%	14.24%	15.31%	15.20%
Tangible common stockholders' equity to tangible assets	8.16	8.30	8.26	9.32	9.18

N/M - Not Meaningful
(1) Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9 and F-10.
Tangible assets are total assets less total intangible assets.
(2) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES

	Quarters Ended
	June 30,	Mar. 31,	Dec 31,	Sept. 30,	June 30,
(In thousands)	2010	2010	2009	2009	2009
Assets
Loans:
Residential mortgages	$636,009	$614,561	$620,105	$621,632	$637,232
Commercial mortgages	877,638	855,828	869,087	832,716	810,421
Commercial business loans	180,830	170,322	186,898	177,720	173,486
Consumer loans	302,928	311,409	319,087	329,177	338,506
Total loans	1,997,405	1,952,120	1,995,177	1,961,245	1,959,645
Securities	407,696	411,957	407,144	384,204	346,274
Short-term investments	10,505	7,420	14,293	30,956	73,874
Total earning assets	2,415,606	2,371,497	2,416,614	2,376,405	2,379,793
Goodwill and other intangible assets	174,887	175,711	176,482	177,233	178,164
Other assets	129,665	129,872	112,159	115,223	125,446
Total assets	$2,720,158	$2,677,080	$2,705,255	$2,668,861	$2,683,403

Liabilities and stockholders' equity
Deposits:
NOW	$196,387	$194,928	$192,693	$179,837	$187,174
Money market	598,007	542,185	540,539	511,191	483,302
Savings	221,196	223,722	212,402	213,016	210,678
Time	748,248	757,752	768,415	781,732	795,155
Total interest-bearing deposits	1,763,838	1,718,587	1,714,049	1,685,776	1,676,309
Borrowings and debentures	266,860	280,102	272,997	287,812	310,323
Total interest-bearing liabilities	2,030,698	1,998,689	1,987,046	1,973,588	1,986,632
Non-interest-bearing demand deposits	275,883	270,064	279,495	261,592	251,565
Other liabilities	25,148	20,494	25,972	23,716	30,146
Total liabilities	2,331,729	2,289,247	2,292,513	2,258,896	2,268,343

Total stockholders' common equity	388,429	387,833	412,742	409,965	392,321
Total stockholders' preferred equity	-	-	-	-	22,739
Total stockholders' equity	388,429	387,833	412,742	409,965	415,060

Total liabilities and stockholders' equity	$2,720,158	$2,677,080	$2,705,255	$2,668,861	$2,683,403

Supplementary data
Total non-maturity deposits	$1,291,473	$1,230,899	$1,225,129	$1,165,636	$1,132,719
Total deposits	2,039,721	1,988,651	1,993,544	1,947,368	1,927,874
Fully taxable equivalent income adj.	693	646	609	555	562

(1) Average balances for securities available-for-sale are based on amortized cost. Total loans include non-accruing loans.

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009

Earning assets
Loans:
Residential mortgages	5.26%	5.31%	5.32%	5.38%	5.46%
Commercial mortgages	4.96	4.94	4.87	5.02	5.17
Commercial business loans	4.99	4.88	5.30	5.53	5.76
Consumer loans	3.93	4.04	4.20	4.33	4.46
Total loans	4.90	4.91	4.95	5.06	5.19
Securities	4.09	4.06	4.01	4.11	4.58
Short-term investments	0.10	0.20	0.15	0.24	0.24
Total earning assets	4.75	4.75	4.76	4.84	4.94

Funding liabilities
Deposits:
NOW	0.35	0.39	0.40	0.36	0.45
Money Market	0.98	1.02	1.08	1.25	1.42
Savings	0.25	0.32	0.30	0.31	0.34
Time	2.68	2.71	2.88	3.10	3.32
Total interest-bearing deposits	1.54	1.61	1.72	1.89	2.08
Borrowings and debentures	3.46	3.27	4.30	4.48	4.35
Total interest-bearing liabilities	1.79	1.84	2.07	2.27	2.43

Net interest spread	2.96	2.91	2.69	2.57	2.51
Net interest margin	3.25	3.24	3.05	2.96	2.91

Cost of funds	1.58	1.62	1.82	2.00	2.16
Cost of deposits	1.33	1.39	1.48	1.64	1.81

(1) Average balances and yields for securities available-for-sale are based on amortized cost.
(2) Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Quarters Ended
		June 30,	Mar. 31,	Dec. 31,		Sept. 30,	June 30,
(Dollars in thousands)		2010	2010	2009		2009	2009
Net income (loss)		$3,408	$3,336	$(24,203)		$1,922	$2,331
Adj: Loss (gain) on sale of securities, net		-	-	-		5	(3)
Less: Merger termination fee		-	-	-		-	(970)
Adj: Other non-recurring income		-	-	-		(1)	(270)
Adj: Loss on prepayment of borrowings, net		-	-	2,071		-	-
Plus: Merger related expenses		-	-	-		-	215
Plus: Other non-recurring expense		-	21	-		-	386
Adj: Income taxes		-	(9)	(866)		(2)	269
Total core income (loss)	(A)	$3,408	$3,348	$(22,998)		$1,924	$1,958
Plus: Amortization of intangible assets		768	768	779		833	833
Total tangible core income (loss)	(B)	$4,176	$4,116	$(22,219)		$2,757	$2,791

Total non-interest income		$7,963	$8,498	$4,652		$7,260	$8,405
Adj: Loss (gain) on sale of securities, net		-	-	-		5	(3)
Adj: Non-recurring gain (loss)		-	-	2,071		(1)	(1,240)
Total core non-interest income		7,963	8,498	6,723		7,264	7,162
Net interest income		18,871	18,297	17,996		17,165	16,724
Total core revenue		$26,834	$26,795	$24,719		$24,429	$23,886

Total non-interest expense		$20,028	$20,192	$21,196		$18,944	$19,978
Less: Non-recurring expense		-	(21)	-		-	(601)
Core non-interest expense		20,028	20,171	21,196		18,944	19,377
Less: Amortization of intangible assets		(768)	(768)	(779)		(833)	(833)
Total core tangible non-interest expense		$19,260	$19,403	$20,417		$18,111	$18,544

(Dollars in millions, except per share data)
Total average assets		$2,720	$2,677	$2,705		$2,669	$2,683
Less: Average intangible assets		(175)	(176)	(176)		(177)	(178)
Total average tangible assets	(C)	$2,545	$2,501	$2,529		$2,492	$2,505

Total average stockholders' equity		$388	$388	$413		$410	$415
Less: Average intangible assets		(175)	(176)	(177)		(177)	(178)
Total average tangible stockholders' equity		213	212	236		233	237
Less: Average preferred equity		-	-	-		-	(23)
Total average tangible common stockholders' equity	(D)	$213	$212	$236		$233	$214

Total stockholders' equity, period-end		$385	$385	$385		$410	$408
Less: Intangible assets, period-end		(175)	(175)	(177)		(177)	(178)
Total tangible stockholders' equity, period-end	(E)	210	210	208		233	230

Total common shares outstanding, period-end (thousands)	(F)	14,037	14,027	13,916		13,928	13,916
Average diluted common shares outstanding (thousands)	(G)	13,894	13,858	13,817		13,857	12,946

Core earnings (loss) per common share, diluted	(A/G)	$0.25	$0.24	$(1.66)		$0.14	$0.15
Tangible book value per common share, period-end	(E/F)	$14.96	$14.97	$14.98		$16.76	$16.52

Core return on tangible assets	(B/C)	0.66%	0.66%	(3.49	) %	0.44%	0.45%
Core return on tangible common equity	(B/D)	7.84	7.76	(37.31)		4.70	5.23
Efficiency ratio (1)		69.97	70.71	80.61		72.49	75.85

(1) Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2) Ratios are annualized and based on average balance sheet amounts, where applicable.

(3) Quarterly data may not sum to year-to-date data due to rounding.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Six Months Ended
		June 30,	June 30,
(Dollars in thousands)		2010	2009
Net income		$6,744	$6,214
Adj: Loss on sale of securities, net		-	(1)
Less: Merger termination fee		-	(970)
Adj: Other non-recurring income		-	(207)
Plus: Merger related expenses		-	215
Plus: Other non-recurring expense		21	386
Adj: Income taxes		(9)	242
Total core income	(A)	$6,756	$5,879
Plus: Amortization of intangible assets		1,536	1,666
Total tangible core income	(B)	$8,292	$7,545

Total non-interest income		$16,461	$17,077
Adj: Loss on sale of securities, net		-	(1)
Adj: Non-recurring income		-	(1,177)
Total core non-interest income		16,461	15,899
Net interest income		37,168	34,435
Total core revenue		$53,629	$50,334

Total non-interest expense		$40,220	$38,431
Less: Non-recurring expense		(21)	(601)
Core non-interest expense		40,199	37,830
Less: Amortization of intangible assets		(1,536)	(1,666)
Total core tangible non-interest expense		$38,663	$36,164

(Dollars in millions, except per share data)
Total average assets		$2,699	$2,679
Less: Average intangible assets		(175)	(178)
Total average tangible assets	(C)	$2,524	$2,501

Total average stockholders' equity		$388	$413
Less: Average intangible assets		(175)	(178)
Total average tangible stockholders' equity		213	235
Less: Average preferred equity		-	(30)
Total average tangible common stockholders' equity	(D)	$213	$205

Total stockholders' equity, period-end		$385	$410
Less: Intangible assets, period-end		(175)	(178)
Total tangible stockholders' equity, period-end	(E)	210	232

Total common shares outstanding, period-end (thousands)	(F)	14,037	13,916
Average diluted common shares outstanding (thousands)	(G)	13,875	12,593

Core earnings per common share, diluted (1)	(A/G)	$0.49	$0.42
Tangible book value per common share, period-end	(E/F)	$14.96	$15.38

Core return on tangible assets	(B/C)	0.66%	0.61
Core return on tangible common equity (1)	(B/D)	7.80	7.11
Efficiency ratio (2)		70.34	70.27

(1) June 30, 2009 EPS and ratios include a $637,000 reduction in core income and tangible core income for cumulative preferred stock dividend and accretion accumulated during Q1 2009. Preferred dividend charges recorded in Q2 2009 were deemed non-core due to preferred stock repayment.

(2) Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(3) Ratios are annualized and based on average balance sheet amounts, where applicable.

(4) Quarterly data may not sum to year-to-date data due to rounding.